UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2024

GREAT AJAX CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-36844	46-5211870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13190 SW 68th Parkway, Suite 110

Tigard, OR   97223

(Address of principal executive offices, including zip code)

(503) 505-5670

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AJX	New York Stock Exchange
7.25% Convertible Senior Notes due 2024	AJXA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 15, 2024, Great Ajax Corp., a Maryland corporation (the “Company”), entered into an Amended and Restated At-the-Market Issuance Sales Agreement with B. Riley Securities, Inc., amending and restating the At-the-Market Issuance Sales Agreement the parties previously entered into on August 20, 2021, and an At-the-Market Issuance Sales Agreement (together, the “Agreements”) with BTIG, LLC, both as the Company’s sales agents (together, the “Agents”).

Pursuant to the terms of the Agreements, the Company may sell from time to time through the Agents shares of the Company’s common stock having an aggregate offering price of up to $100 million (the “Shares”). Any Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-274055).

Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices or as otherwise agreed by the Company and the Agents. Under the terms of the Agreements, the Company may also sell the Shares from time to time to an Agent as principal for its own account at a price to be agreed upon at the time of sale. Any sale of the Shares to an Agent as principal would be pursuant to the terms of a separate terms agreement between the Company and the applicable Agent.

The foregoing description of the Agreements in this report does not purport to be complete and is qualified by reference to the full text of the Agreements, which are filed as Exhibits 1.1 and 1.2 hereto. The legal opinion and consent relating to the Shares are included as Exhibits 5.1 and 23.1, respectively, hereto.

Item 1.02	Termination of a Material Definitive Agreement

On March 15, 2024, the Company sent termination notices to JMP Securities LLC and Raymond James & Associates, Inc., which acted as its sales agents pursuant to those certain At-the-Market Issuance Sales Agreements, each entered into on August 20, 2021. In accordance with Section 14 of the At-the-Market Issuance Sales Agreements, the termination came into effect immediately at the close of business on the date of receipt of such notices.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1*	Amended and Restated At-the-Market Issuance Sales Agreement, dated March 15, 2024, by and between the Company and B. Riley Securities, Inc.

1.2*	At-the-Market Issuance Sales Agreement, dated March 15, 2024, by and between the Company and BTIG, LLC

5.1	Opinion of Mayer Brown LLP

8.1	Tax Opinion of Mayer Brown LLP

23.1	Consent of Mayer Brown LLP (Included in Exhibit 5.1)

23.2	Consent of Mayer Brown LLP (Included in Exhibit 8.1)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

* Pursuant to Item 601(a)(5)of Regulation S-K, certain schedules have been omitted. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT AJAX CORP.
(Registrant)

/s/ Mary Doyle
Mary Doyle
Chief Financial Officer

March 15, 2024